Exhibit 99.4

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

CHERRY HILL
MORTGAGE INVESTMENT CORPORATION

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

000001

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/CHMI or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CHMI

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2026 Special Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Proposal	For	Against	Abstain
1. **CHMI Merger Proposal.** A proposal to approve the Agreement and Plan of Merger, dated August 9, 2026 (as it may be amended or modified from time to time, the "Merger Agreement"), by and among TPG Mortgage Investment Trust, Inc., a Maryland corporation ("MITT"), MIT Merger Sub II, LLC, a Delaware limited liability company ("Merger Sub") and a direct wholly owned subsidiary of MITT, Cherry Hill Mortgage Investment Corporation, a Maryland corporation ("CHMI"), Cherry Hill Operating Partnership, LP, a Delaware limited partnership, and, solely for limited purposes set forth in the Merger Agreement, AG REIT Management, LLC, a Delaware limited liability company, and the merger of CHMI with and into Merger Sub, with Merger Sub surviving as a direct wholly owned subsidiary of MITT (the "Company Merger").	☐	☐	☐
2. **CHMI Compensation Proposal.** A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to CHMI's named executive officers that is based on or otherwise relates to the Company Merger and the Partnership Merger (as defined in the Merger Agreement).	☐	☐	☐
3. **CHMI Adjournment Proposal.** A proposal to approve any adjournment of the CHMI special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes to approve the CHMI Merger Proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 6 9 9 3 8 9

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

04BU2F

The 2026 Special Meeting of Stockholders of Cherry Hill Mortgage Investment Corporation will be held on December 2, 2026 at 9:00 AM, Eastern Time, virtually via the Internet at meetnow.global/MS2Z2F5

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.envisionreports.com/CHMI

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CHMI

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Cherry Hill Mortgage Investment Corporation

Notice of 2026 Special Meeting of Stockholders

Proxy Solicited by Board of Directors for Special Meeting — December 2, 2026

Susan Healey and Apeksha Patel, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Cherry Hill Mortgage Investment Corporation to be held on December 2, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in accordance with the directions indicated. If no such directions are indicated, the shares represented by this proxy will be voted "FOR" Proposals 1, 2 and 3.

Virtual attendance at the CHMI special meeting alone will not by itself constitute a revocation of a proxy.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.